UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

FORESCOUT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38253	51-0406800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  190 West Tasman Drive
San Jose, California 95134

  (Address of principal executive offices)

(408) 213-3191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.001 par value)	FSCT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 15, 2020, Forescout Technologies, Inc. (the “Company”) issued a press release announcing the entry into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with Ferrari Group Holdings, L.P. (“Parent”) and Ferrari Merger Sub, Inc. (“Merger Sub”). The Amended and Restated Merger Agreement amends and restates the Agreement and Plan of Merger, dated as of February 6, 2020 among the Company, Parent and Merger Sub. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ForeScout Technologies, Inc.

Date: July 15, 2020	By:	/s/ Darren J. Milliken
		Name:	Darren J. Milliken
		Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer